Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280398

Prospectus Supplement No. 1

(to Prospectus dated November 29, 2024)

Flagstar Financial, Inc.

This prospectus supplement amends and supplements the prospectus dated November 29, 2024, as amended or supplemented from time to time (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-280398). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 16, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders listed in the section of the Prospectus entitled “Selling Securityholders” of up to (i) 277,656,287 shares of our common stock, par value $0.01 per share (“Common Stock”), and (ii) 314,954 net-settled warrants (“Warrants”). The shares of Common Stock and Warrants are referred to herein as the “Securities”.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of the Prospectus.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FLG”. On December 16, 2024, the closing price of our Common Stock on the NYSE was $10.60 per share. The Warrants are not listed for trading on the NYSE or any other national securities exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 17, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

FLAGSTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FLG	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	FLG RPU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	FLG RPA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

On December 11, 2024, Brian Callanan was appointed to the Board of Directors (the “Board”) of Flagstar Financial, Inc. (“FLG” or the “Company”) and Flagstar Bank, N.A., a wholly owned subsidiary of the Company (the “Bank”), effective December 16, 2024. Mr. Callanan was appointed to fill the vacancy resulting from the previously disclosed resignation of Peter Schoels with a term that expires at the Company’s 2025 annual meeting of stockholders.

Mr. Callanan currently serves as Managing Director and General Counsel at Liberty Strategic Capital, a Washington, D.C.-based private equity firm with approximately $3 billion in assets under management. He serves on the firm’s Investment Committee, leads its legal function, and plays an active role in the firm’s financial sector investment efforts. Prior to joining Liberty, Mr. Callanan served as General Counsel of the U.S. Department of the Treasury from 2019 to 2021, leading a team of approximately 2,000 lawyers across the department and its bureaus. As Chief Legal Officer, Mr. Callanan played a key role on major Treasury initiatives including the implementation of historic economic rescue programs in response to COVID-19, the design of new economic sanctions, the expansion of national security reviews of foreign investment, and the implementation of tax reform. As Deputy General Counsel, Mr. Callanan managed major litigation and advised on regulatory reform efforts, among other responsibilities. Prior to his public service, Mr. Callanan previously worked in private practice as a litigator in Washington, DC, and previously served as Staff Director and General Counsel of the U.S. Senate Permanent Subcommittee on Investigations and served as a senior advisor to Senator Rob Portman.

Mr. Callanan was appointed as a director of the Company and the Bank pursuant to the terms of the previously disclosed investment agreement, dated as of March 7, 2024, by and between the Company and affiliates of funds managed by Liberty 77 Capital L.P. (the “Investment Agreement”). A description of the Investment Agreement is included in the Company’s Current Report on Form 8-K filed on March 14, 2024 and is incorporated herein by reference.

Mr. Callanan was not appointed to serve on any committee of the Board of Directors in connection with his appointment as a director.

In connection with his appointment, Mr. Callanan will be entitled to receive the standard remuneration provided to the Company’s non-employee directors, which includes an annual cash retainer of $75,000 and an annual equity award totaling $115,000. No material plan, contract or arrangement has been entered into, or materially amended, in connection with Mr. Callanan’s appointment as a director and no grant or award has been made to Mr. Callanan under any such plan, contract or arrangement in connection with his appointment as a director. In the event of such entry into, or amendment of, a material plan, contract or arrangement in connection with Mr. Callanan’s appointment as a director, the Company will file an amendment to this report within four business days thereof. Except as set forth above, there have been no transactions directly or indirectly involving Mr. Callanan that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

Chief Financial Officer

On December 13, 2024, the Company announced that Lee M. Smith will be appointed Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, effective December 27, 2024. Mr. Smith succeeds Craig Gifford, who advised the Company on December 11, 2024 of his intention to resign from his position of Senior Executive Vice President and Chief Financial Officer of the Company and the Bank effective December 27, 2024. Mr. Gifford’s resignation was not the result, in whole or in part, of any disagreement with the Company or the Bank on any matters relating to the Company’s or Bank’s operations, policies or practices. Mr. Gifford will remain with the Company and Bank through March 31, 2025 and will work closely with Mr. Smith during the transition period.

Mr. Smith, age 50, joined the former Flagstar Bancorp, Inc. (“Flagstar”) in 2013 as Executive Vice President and Chief Operating Officer and was appointed Senior Executive Vice President and President of Mortgage in September 2020. Following the merger of Flagstar with and into the Company on December 1, 2022, he retained that position. As the Chief Operating Officer, he played an integral role in the turnaround of Flagstar in addition to his responsibilities for several key business units as well as strategy, balance sheet and cost optimization, and mergers and acquisitions. Prior to joining Flagstar, Mr. Smith was a partner with MatlinPatterson Global Advisers LLC, a private equity fund based in New York, where he managed a number of portfolio companies across a multitude of industries and sat on various boards.

Compensation information relating to Mr. Smith can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2024, The Company has not entered into, nor amended, any material plan, contract or arrangement to which Mr. Smith is a party or in which he participates in connection with his appointment as Senior Executive Vice President and Chief Financial Officer, and no grant or award has been made to Mr. Smith under any such plan, contract or arrangement in connection with his appointment as Senior Executive Vice President and Chief Financial Officer. In the event of such entry into, or amendment of, a material plan, contract or arrangement in connection with Mr. Smith’s appointment, the Company will file an amendment to this report within four business days thereof.

There are no family relationships between Mr. Smith and any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he has been selected as an executive officer of the Company. Except as provided above, there have been no transactions directly or indirectly involving Mr. Smith that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the SEC.

Item 8.01.	Other Events.

On December 13, 2024, the Company issued press releases announcing the appointment of Mr. Callanan to the Boards of the Company and the Bank, and the appointment of Mr. Smith as Senior Executive Vice President and Chief Financial Officer, respectively. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith:

99.1	Press Release, dated December 13, 2024

99.2	Press Release, dated December 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statements Regarding Forward-Looking Statements

This Form 8-K may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (h) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during our 2024 annual meeting of shareholders; (i) the conversion or exchange of shares of the Company’s preferred stock; (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (k) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; (l) the effects of the reverse stock split; and (m) transactions relating to the sale of our mortgage business and mortgage warehouse business.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “confident,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; our ability to recognize anticipated expense reductions and enhanced efficiencies with respect to our recently announced strategic workforce reduction; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	FLAGSTAR FINANCIAL, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Executive Vice President
Director of Investor Relations

Exhibit 99.1

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino
(516) 683-4286

Media Contact:
Nicole Yelland
(248) 219-9234

FLAGSTAR FINANCIAL, INC. APPOINTS BRIAN CALLANAN TO BOARD OF DIRECTORS

HICKSVILLE, N.Y., December 13, 2024 – Flagstar Financial, Inc. (NYSE: FLG) (the “Company”) today announced the appointment of Brian Callanan, Senior Managing Director and General Counsel at Liberty Strategic Capital (“Liberty”), to its Board of Directors, effective December 16, 2024.

Commenting on the appointment, Joseph M. Otting, Chairman, President, and CEO said, “I’m pleased to have Brian join our Board. His proven track record and expertise in financial services, along with his strategic insights will be instrumental as we continue to execute on our transformation and long-term vision. Brian’s perspectives will provide valuable guidance, and his leadership will play a critical role in driving sustainable growth, ensuring we achieve long-term success and maximize the value we deliver to our shareholders, employees, and clients.”

Callanan is a distinguished lawyer with extensive experience in financial regulation, regulatory compliance, and financial technology. At Liberty, Callanan leads the firm’s legal function, serves on its Investment Committee, and focuses on financial sector investments. Prior to joining Liberty, he served as General Counsel of the U.S. Department of the Treasury, overseeing 2,000 lawyers across the department. As Chief General Counsel, he played a key role in major initiatives such as economic rescue programs during COVID-19, the design of new economic sanctions, and the implementation of tax reform. While serving as Deputy General Counsel, Callanan managed major litigation and advised on regulatory reform efforts, among other responsibilities. For his service, he received the Alexander Hamilton Award, the department’s highest honor.

This appointment aligns with the $1.05 billion equity investment in March 2024, which stipulated that two Board seats would be granted to lead investor Liberty Strategic Capital. With Callanan’s addition, the Company’s Board of Directors, which was reconstituted earlier in 2024, expands to nine members, including Chairman, President, and Chief Executive Officer, Joseph M. Otting, Milton Berlinski, Alessandro P. DiNello, Alan Frank, Marshall Lux, Lead Independent Director Secretary Steven T. Mnuchin, Allen Puwalski, and Jennifer Whip.

About Flagstar Financial, Inc.

Flagstar Financial, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At September 30, 2024, the Company had $114.4 billion of assets, $73.0 billion of loans, deposits of $83.0 billion, and total stockholders’ equity of $8.6 billion.

Flagstar Bank, N.A. operates over 400 branches, including a significant presence in the Northeast and Midwest and locations in high growth markets in the Southeast and West Coast. In addition, the Bank has approximately 90 private banking teams located in over 10 cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

Cautionary Statements Regarding Forward-Looking Statements

This release may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (h) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during our 2024 annual meeting of shareholders; (i) the conversion or exchange of shares of the Company’s preferred stock; (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (k) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; (l) the effects of the reverse stock split; and (m) transactions relating to the sale of our mortgage business and mortgage warehouse business.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “confident,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; our ability to recognize anticipated expense reductions and enhanced efficiencies with respect to our recently announced strategic workforce reduction; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all;

the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

Exhibit 99.2

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino
(516) 683-4286

Media Contact:
Steven Bodakowski
(248) 312-5872

FLAGSTAR FINANCIAL, INC. NAMES LEE SMITH AS CHIEF FINANCIAL OFFICER

HICKSVILLE, N.Y., December 13, 2024 – Flagstar Financial, Inc. (NYSE: FLG) (the “Company”), today announced the appointment of Lee Smith as Senior Executive Vice President and Chief Financial Officer (CFO), effective December 27, 2024. The appointment follows the decision of current CFO Craig Gifford to step down to reengage in personal endeavors outside of the banking industry. Gifford will remain with the Bank through March 31, 2025, and work closely with Smith during the transition period, ensuring a seamless hand-over and continued support for the Bank’s ongoing initiatives.

“For more than a decade, Lee has been an instrumental member of Flagstar’s executive team. He is a proven leader with a strong track record, has the requisite experience and expertise, and possesses deep knowledge of the Company. The Board of Directors and I have full faith and confidence in Lee to continue to help guide the Company in this financial leadership position,” said Joseph M. Otting, Chairman, President, and CEO.

Smith joined legacy Flagstar Bancorp, Inc. in 2013 as Chief Operating Officer and his transition to CFO comes after serving on Flagstar’s executive management team for more than a decade, most recently as President of Mortgage. He has an extensive background in accounting, finance, mortgage, private equity, and operations, spanning more than 25 years. His experience in managing large-scale transactions, optimizing financials and operations, and working with regulators demonstrates a strong ability to drive financial performance, ensure compliance, and lead financial operations. Additionally, his leadership in M&A deals, capital markets, and financial management positions him well to oversee financial strategies, risk mitigation, and operational efficiency at a senior financial level.

His prior roles include Partner at Matlin Patterson Global Advisers LLC, a private investment firm. He is also a member of the Institute of Chartered Accountants in England and Wales (ICAEW) since 1998 and has a BSc in Economics and Accountancy from Loughborough University in England.

Otting added, “I want to express our sincere appreciation to Craig for his impactful contributions over the past year. His leadership during this time has been invaluable, and we wish him all the best. As all of our stakeholders know, we have been working relentlessly to elevate Flagstar to new heights. I also recognize the personal sacrifices and time commitment required away from our personal lives for this journey. Given the substantial progress we’ve made as a Company, I am comfortable that this is a good time for this transition, and I am confident the momentum we’ve gained will only strengthen as we move forward.”

About Flagstar Financial, Inc.

Flagstar Financial, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At September 30, 2024, the Company had $114.4 billion of assets, $73.0 billion of loans, deposits of $83.0 billion, and total stockholders’ equity of $8.6 billion.

Flagstar Bank, N.A. operates over 400 branches, including a significant presence in the Northeast and Midwest and locations in high growth markets in the Southeast and West Coast. In addition, the Bank has approximately 80 private banking teams located in over 10 cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

Cautionary Statements Regarding Forward-Looking Statements

This release may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (h) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during our 2024 annual meeting of shareholders; (i) the conversion or exchange of shares of the Company’s preferred stock; (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (k) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; (l) the effects of the reverse stock split; and (m) transactions relating to the sale of our mortgage business and mortgage warehouse business.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “confident,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; our ability to recognize anticipated expense reductions and enhanced efficiencies with respect to our recently announced strategic workforce reduction; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.